EXHIBIT NO. 99
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Contacts:

Trimeris, Inc.                                       Burns McClellan, Inc.
Matthew A. Megaro                                    John Nugent (investors)
President/Chief Financial Officer                    Justin Jackson (media)
919-419-6050                                         212-213-0006




                    TRIMERIS, INC. ANNOUNCES CHANGES TO BOARD OF DIRECTORS

   JEFFREY LIPTON NAMED VICE CHAIRMAN AND WILL ASSUME CHAIRMANSHIP AT ANNUAL
              MEETING; JESSE TREU CONTINUING ON BOARD OF DIRECTORS


DURHAM, NC, MARCH 22, 1999 -- Trimeris, Inc. (Nasdaq: TRMS) announced today the appointment of Jeffrey M. Lipton as Vice Chairman of its Board of Directors. Mr. Lipton will assume the Chairmanship of the Board at the Annual Meeting of Stockholders on June 23, 1999. The Company further announced that Dr. Jesse Treu, General Partner of Domain Associates and current Chairman of the Board at Trimeris, is stepping down from the Chairmanship, but will seek re-election to the Board in June.

"Since the founding of Trimeris in 1993, Dr. Treu's leadership of the Board and Domain Associates' support of the company have been important factors in the success of the Company, and we are very appreciative of their involvement," commented Dr. Dani Bolognesi, CEO of Trimeris. "We are also very pleased that Jeffrey Lipton, who has maintained an active voice on the Board since joining in June of last year, has accepted the challenge of Board Chairmanship. We believe that together Trimeris' management and Board are in an excellent position to take advantage of the opportunities that lie ahead."

Mr. Lipton commented, "Our role as a Board to Trimeris is to provide guidance on near-term business objectives that we understand will positively impact shareholder value. These objectives include further advancing clinical studies of T-20, Trimeris' lead compound, building the company's franchise in fusion inhibitors through earlier-stage R&D programs, and innovative partnering and/or financing. Based on the groundwork already established, we believe we now have significant momentum in all of these areas."


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TRIMERIS PRESS ANNOUNCEMENT
PAGE 2


Jeffrey Lipton is President and Chief Executive Officer of NOVA Chemicals Corporation. Mr. Lipton originally joined NOVA Corporation as Senior Vice President and Chief Financial Officer in 1993. Prior to NOVA, Mr. Lipton worked for the DuPont Company for 29 years, holding a number of senior management positions, including Vice President, Polymer Products, Vice President, Corporate Plans, and Vice President, Medical Products. Mr. Lipton served in DuPont's healthcare area for seven years, responsible for a number of major businesses, including x-ray film, in vitro diagnostics, nuclear medicine and biotechnology products.

During his career, Mr. Lipton has been involved in a number of business start-ups, including Haemonetics, and many new product development efforts inside and outside DuPont. He is Chairman of the Board of Directors of Methanex Corporation and of the American Plastics Council, and sits on the Board of NOVA Chemicals, Dynegy Corporation, Calgary Laboratory Services, the Public Policy Forum, and the Chemical Manufacturers' Association.

Trimeris is a development stage biopharmaceutical company engaged in the discovery and development of novel therapeutic agents that block viral infection by inhibiting viral fusion with host cells. The company's lead product candidate, T-20, which inhibits fusion of the human immunodeficiency virus (HIV) with host cells, is currently in Phase II clinical trials.

NOTE: Except for any historical information presented herein, matters presented in this release are forward-looking statements that involve risks and uncertainties. The results of the company's previous clinical trials are not necessarily indicative of future clinical trials, and future results could differ materially from the results presented herein. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in the "Risk Factors" section included in the company's 1997 Form 10-K filed with the Securities and Exchange Commission on March 31, 1998, and the company's Registration Statement on Form S-1 as declared effective by the Securities and Exchange Commission on October 6, 1997, and those discussed from time to time in Trimeris' filings with the Securities and Exchange Commission.